Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

REYNOLDS AMERICAN INC.

ARTICLE I

Meetings of Shareholders; Shareholders’ Consent in Lieu of Meeting

SECTION 1.01. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held annually at such date, time and place, either within or without the State of North Carolina, as shall be fixed by the Board of Directors (the “Board”) or the Chairman of the Board and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the North Carolina Business Corporation Act (the “NCBCA”) to be taken at an annual meeting of shareholders are taken by written consent in lieu of meeting pursuant to Section 1.03 hereof.

SECTION 1.02. Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a shareholder or shareholders holding of record at least a majority of the shares of common stock of the corporation issued and outstanding, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 1.03. Shareholders’ Consent in Lieu of Meeting. To the extent permitted by the NCBCA, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without the consent of all of the shareholders and without prior notice if consents in writing, delivered to the corporation for inclusion in the minutes or filing in the corporate records, setting forth the action so taken and bearing the date of signatures, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted. Notwithstanding anything herein to the contrary, an action to elect directors without a meeting is effective only if all the shareholders entitled to vote thereon deliver a signed consent to take action without a meeting. A shareholder’s consent to action taken without meeting may be by electronic mail or in any other electronic form and delivered by electronic means. Except as expressly set forth in the Amended and Restated Articles of Incorporation of the corporation (the “Articles”) or these Bylaws, if shareholder approval is obtained by action without meeting for (i) an amendment to the Articles, (ii) a plan of merger or share exchange, (iii) a plan of conversion, (iv) the sale, lease, exchange or other disposition of all, or substantially all, of the corporation’s property, or (v) a proposal for dissolution, the corporation shall not be required to give any shareholder notice of the proposed action at any time before the action is taken.

SECTION 1.04. Notice of Meetings. Written or printed notice stating the place, date and time of a meeting of shareholders shall be delivered not less than 10 nor more than 60 days before the date of any such meeting of shareholders, either in person, by electronic means or by mail or private carrier, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the record of the shareholders of the corporation, with postage thereon prepaid. In the case of a special meeting of shareholders, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting of shareholders, the notice of meeting need not specifically state the business to be transacted unless such a statement is required by the NCBCA. When an annual or special meeting of shareholders is adjourned to a different date, time or place, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken; provided, however, that, if a new record date for the adjourned meeting is or must be set, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

SECTION 1.05. Quorum, Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting of shareholders. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote of those present. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 1.06. Waiver of Notice. A shareholder may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the shareholder and filed with the minutes or corporate records. A shareholder’s attendance at a meeting of shareholders shall serve as a waiver of (i) any objection to lack of notice or defective notice of the meeting, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and (ii) any objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

SECTION 1.07. Voting of Shares. Each shareholder of the corporation entitled to vote at a meeting of shareholders or entitled to express consent in writing to the corporate action without a meeting shall have one vote in person or by proxy for each share of stock having voting rights held by such shareholder. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Articles or these Bylaws. Any action to be taken by written consent without a meeting may be taken by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. For the election of directors, the persons receiving the largest number of votes (up to and including the number of directors to be elected) shall be directors. Except as set forth in the Articles, shares of the corporation are not entitled to vote if (i) they are owned, directly or indirectly, by the corporation, unless they are held by it in a fiduciary capacity; (ii) they are owned, directly or indirectly, by a second corporation in which the corporation owns a majority of the shares entitled to vote for directors; or (iii) (A) they are redeemable shares, (B) notice of redemption has been given, and (C) a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of such shares the redemption price upon surrender of the shares.

SECTION 1.08. Cumulative Voting. The shareholders of the corporation shall have no right to cumulate their votes for the election of directors.

ARTICLE II

Board of Directors

SECTION 2.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Articles directed or required to be exercised or done by the shareholders.

SECTION 2.02. Number; Term of Office. The number of directors that shall constitute the whole Board (the “whole Board”) shall be determined from time to time by resolution of the shareholders or the Board, but in no event shall be less than one. Directors need not be shareholders. Directors need not be citizens or residents of the United States. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided. The initial number of directors shall be three.

SECTION 2.03. Resignation, Removal and Vacancies.

(a) Any director may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Any director or the whole Board may be removed, with or without cause, at any meeting of the shareholders or at any time by written consent of the shareholders pursuant to Section 1.03 hereof, in each case upon the vote or written consent of the holders of a majority of shares then entitled to vote at an election of directors.

(c) Vacancies in the Board and newly-created directorships resulting from any increase in the authorized number of directors may be filled for the unexpired term by (i) a majority of the directors then in office, although less than a quorum, or by a sole remaining director or (ii) the shareholders. Each director so elected shall serve until his or her successor is elected by the shareholders at the next annual meeting or at a special meeting earlier called for that purpose.

SECTION 2.04. Meetings.

(a) Regular Meetings. A regular meeting of the Board shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board may provide, by resolution, the date, time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

(b) Special Meetings. Special meetings of the Board may be called by or at the request of the Chief Executive Officer, the President, the Secretary or any director. Such meetings may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

(c) Notice of Meetings. Regular meetings of the Board may be held without notice. The person or persons calling a special meeting of the Board shall, at least two days before the meeting, give notice of the meeting by any usual means of communication, including in person, by electronic means or by mail or private carrier. Such notice may be oral and need not specify the purpose for which the meeting is called. Notwithstanding the foregoing, attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the director entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i) the Chairman of the Board,

(ii) the Chief Executive Officer,

(iii) the President, or

(iv) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person whom the chairman of the meeting shall appoint (who shall be an Assistant Secretary, if an Assistant Secretary is present) shall act as Secretary of such meeting and keep the minutes thereof.

SECTION 2.05. Directors’ Consent in Lieu of Meeting. Action that may be taken at a meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing and the writing describes the action to be taken and is included in the minutes or filed with the corporate records. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. A director’s consent to action taken without meeting may be by electronic mail or in any other electronic form and delivered by electronic means.

SECTION 2.06. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and communicate to each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 2.07. Committees of the Board. The Board may create an executive committee and other committees of the Board, each of which shall have at least two members, all of whom shall be directors. The creation of a committee and the appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Each committee may, as specified by the Board, exercise some or all of the authority of the Board, except that a committee may not (i) authorize distributions, (ii) approve or propose to shareholders action that the NCBCA requires be approved by shareholders, (iii) fill vacancies on the Board or on any of its committees, (iv) amend the Articles, (v) adopt, amend or repeal the Bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve a reacquisition of shares, except according to a formula or method prescribed by the Board, or (viii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board. The other provisions of this Article II that govern meetings of the Board shall likewise apply to meetings of any committee of the Board.

SECTION 2.08. Compensation. The Board may compensate directors for their services as directors and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board or in performing their functions or fulfilling their duties as directors.

SECTION 2.09. Presumption of Assent. A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting business at the meeting, (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

ARTICLE III

Officers

SECTION 3.01. Executive Officers. The executive officers of the corporation shall be a Chief Executive Officer, a President and a Secretary and may include a Chairman of the Board, a Treasurer, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers or any such other officers, as determined by the Board. Any two or more offices may be held by the same person. The executive officers need not be shareholders of the corporation or, except for the Chairman of the Board, if any, the Chief Executive Officer and the President, directors.

SECTION 3.02. Authority and Duties. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board.

SECTION 3.03. Term of Office; Appointment, Resignation and Removal.

(a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. The Chairman of the Board, if any, and the Chief Executive Officer shall be elected or appointed from among the members of the Board. Each of the Chairman of the Board, the Chief Executive Officer and the President shall have the power to appoint officers, other than the Chairman of the Board, the Chief Executive Officer, the President, the Secretary and the Treasurer. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.

(b) Any officer may resign at any time by giving written notice to the Chief Executive Officer, the President or the Secretary, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents elected or appointed by the Board, the Chairman of the Board, the Chief Executive Officer or the President shall be subject to removal at any time by the Board with or without cause.

SECTION 3.04. Vacancies. If an office becomes vacant for any reason, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed.

SECTION 3.05. Chairman of the Board. If there shall be a Chairman of the Board, he or she shall be a director of the corporation and shall preside at meetings of the Board and of the shareholders at which he is present. The Chairman of the Board shall give counsel and advice to the Board and the officers of the corporation on all subjects touching the welfare of the corporation and the conduct of its business. The Chairman of the Board shall also perform such other duties as the Board may from time to time determine. Except as otherwise provided by resolution of the Board, he or she shall be ex officio a member of all committees of the Board.

SECTION 3.06. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, unless the Chairman of the Board be present or the Board has provided otherwise by resolution, he or she shall preside at all meetings of the Board and the shareholders at which he or she is present. The Chief Executive Officer shall have general and active management and control of the business and affairs of the corporation, subject to the control of the Board, except that the Chief Executive Officer may appoint the President and any Senior Vice Presidents, Vice Presidents or Assistant Officers at his or her discretion. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect.

SECTION 3.07. President. The President, if separate from the Chief Executive Officer, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe.

SECTION 3.08. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall generally assist the Chief Executive Officer and the President and perform such other duties as the Board, the Chief Executive Officer and the President shall prescribe.

SECTION 3.09. Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the shareholders, record all votes and the minutes of all proceedings in a book to be kept for that purpose and perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer and the President, under whose supervision he shall perform such duties. The Secretary shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer, the President or the Board.

SECTION 3.10. Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.

SECTION 3.11. Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and deposit all monies and other valuable effects to the name and to the credit of the corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer, the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board.

SECTION 3.12. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

SECTION 3.13. Compensation. The officers, agents and employees of the corporation shall receive such compensation for their services as may be determined from time to time by the Board or as shall be set forth in a written agreement approved by the Board.

ARTICLE IV

Contracts; Checks; Drafts; Bank Accounts; etc.

SECTION 4.01. Execution of Documents. Except as set forth in Sections 3.06 and 3.07 hereof, the Board shall designate the officers, employees and agents of the corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the corporation, and, unless so designated or expressly authorized by these Bylaws, no officer or agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 4.02. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation or otherwise as the Board or Treasurer or any other officer of the corporation shall select.

ARTICLE V

Shares and Their Transfer; Fixing Record Date

SECTION 5.01. Certificates for Shares. Shares may, but need not, be represented by certificates. If certificates are issued, they shall be in such form as the Board shall determine; provided, however, that, at a minimum, each certificate shall state on its face (i) the name of the corporation and that the corporation is organized under the laws of the State of North Carolina, (ii) the name of the person to whom the certificate is issued and (iii) the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation issues certificates for shares of preferred stock, (i) the designations, relative rights, preferences and limitations applicable to that class, and the variations in rights, preferences and limitations for each series within that class, and the authority of the Board to determine variations for future series, must be summarized on the front or back of each certificate or (ii) each certificate shall state conspicuously on its front or back that the corporation will furnish the shareholder such information in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or any Vice President, and by the Secretary or any Assistant Secretary. Such certificates shall be consecutively numbered or otherwise identified, and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

SECTION 5.02. Record. A record (the “stock record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 5.03. Issuance of Stock. The Board is authorized to cause to be issued stock of the corporation up to the full amount authorized by the Articles in such amounts and for such consideration as may be determined by the Board.

SECTION 5.04. Addresses of Shareholders. Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him or her. If any shareholder shall fail to designate such address, corporate notices may be served upon such shareholder by mail directed to him or her at his or her post office address, if any, as the same appears on the share record books of the corporation or at his or her last known post office address.

SECTION 5.05. Lost, Destroyed and Mutilated Certificates. The Board or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 5.06. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the corporation.

SECTION 5.07. Fixing Date for Determination of Shareholders of Record. For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, to demand a special meeting of shareholders, to vote, to take any other action, to receive payment or for any other purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days before the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 5.07, such determination shall apply to any adjournment of such meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI

Miscellaneous

SECTION 6.01. Seal. The Board shall have no corporate seal, unless otherwise determined by the Board.

SECTION 6.02. Amendments. Any Bylaw (including this Bylaw) may be adopted, amended or repealed by the Board in any manner not inconsistent with the laws of the State of North Carolina or the Articles.

SECTION 6.03. Severability. Should any provision of these Bylaws become ineffective or be declared to be invalid for any reason, such provision shall be severable from the remainder of these Bylaws and all other provisions of these Bylaws shall continue to be in full force and effect.

SECTION 6.04. Distributions. The Board may from time to time declare, and the corporation may make, distributions on its outstanding shares in the manner and subject to the terms and conditions provided by the NCBCA and the Articles.

SECTION 6.05. Indemnification. If a claim under Section 1 or 2 of Article Ninth of the Corporation’s Articles is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, the person claiming indemnification may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, such claimant shall be entitled to be paid also the expense of prosecuting or defending such suit. In any case, it shall be a defense to such claims that, and the Corporation shall not be obliged to advance any such expense if, the claimant has not met any applicable standard for indemnification set forth in the NCBCA or the Corporation’s Articles. The Corporation shall not advance any such expenses to a claimant, unless the Corporation has previously received from such claimant an undertaking to repay the amount of such expenses in the event it is determined such claimant was not entitled to indemnification. A determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) to the effect that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct or that the claimant has not met such applicable standard of conduct, or the failure by the Corporation to make any such determination, shall not create a presumption that the claimant has or has not met the applicable standard of conduct or be a defense to such suit.